Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 12, 1996, which appears on page F-2 of the annual report on Form 10-KSB of Laser Video Network, Inc. for the year ended October 31, 1995, and to the reference to our Firm under the caption "Experts" in the Prospectus.

Richard A. Eisner & Company, LLP

New York, New York
August 1, 1996